SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Southwest Bancorp, Inc.	Southwest Capital Trust II

(exact name of registrant as specified in its charter)	(exact name of registrant as specified in its charter)

Oklahoma (State of incorporation or organization)	Delaware (State of incorporation or organization)

73-1136584 (I.R.S. Employer Identification No.)	26-6416216 (I.R.S. Employer Identification No.)

608 South Main Street Stillwater, OK 74074 (Address of principal executive offices)	608 South Main Street Stillwater, OK 74074 (Address of principal executive offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c) please check the following box. ☑	If this Form relates to the Registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d) please check the following box.☐
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

___% Trust Preferred Securities of Southwest	The Nasdaq Stock Market
Capital Trust II
(and the guarantee by Southwest Bancorp, Inc. with respect thereto)
Securities to be registered pursuant to Section 12(g) of the Act: (None)
Securities Act registration statement file numbers to which this form relates: 333-151384, 333-151384-3

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
          For a full description of Southwest Capital Trust II’s ___% Trust Preferred Securities (the “Trust Preferred Securities”) and Southwest Bancorp, Inc.’s guarantee (the “Guarantee”) being registered hereby, reference is made to the information contained under the captions “Description of Trust Preferred Securities,” “Description of Junior Subordinated Debentures and the Indenture,” “Description of the Guarantee,” and “Relationship among Trust Preferred Securities, Debentures and the Guarantee” in the prospectus as supplemented by the prospectus supplement dated June 18, 2008 (together, the “Prospectus”) in connection with the Registration Statement (Registration Nos. 333-151384 and 333-151384-03) filed by Southwest Bancorp, Inc. and Southwest Capital Trust II with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, effective June 16, 2008. The information contained in the foregoing Registration Statement (the “Registration Statement”), and the Prospectus, is incorporated herein by reference. Such Prospectus, as may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) and the above-referenced sections therein shall be incorporated by reference into this registration statement on Form 8-A.
Item 2. Exhibits.
4.1	Form of Declaration of Trust of Southwest Capital Trust II (Incorporated by reference to Exhibit 4.1 of the Registration Statement).

4.2	Form of Amended and Restated Declaration of Trust of Southwest Capital Trust II (Filed as Exhibit 4.2 to the Southwest Bancorp, Inc. Current Report on Form 8-K dated June 23, 2008 (File No. 000-23064) and incorporated herein by reference).

4.3	Form of Indenture between Southwest Bancorp, Inc. and U.S. Bank National Association, as Trustee (Filed as Exhibit 4.2 to the Southwest Bancorp, Inc. Current Report on Form 8-K dated June 23, 2008 (File No. 000-23064).

4.5	Form of Trust Preferred Security (included in Exhibit 4.5)

4.6	Form of Junior Subordinated Debenture (included in Exhibit 4.6)

4.7	Form of Preferred Securities Guarantee (Filed as Exhibit 4.7 to the Southwest Bancorp, Inc. Current Report on Form 8-K dated June 23, 2008 (File No. 000-23064) and incorporated herein by reference).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOUTHWEST BANCORP, INC. (Registrant)

Date: June 23, 2008	By:	/s/ Laura Bright Laura Bright Senior Vice President

SOUTHWEST CAPITAL TRUST II. (Registrant)

Date: June 23, 2008	By: Southwest Bancorp, Inc.
Authorized Signatory

	By	/s/ Laura Bright Laura Bright Senior Vice President